Exhibit 99.1

Scientific Games Announces Successful Completion of Notes Offering

LAS VEGAS, November 26, 2019 — Scientific Games Corporation (NASDAQ: SGMS) (“Scientific Games” or the “Company”) today announced that its wholly owned subsidiary, Scientific Games International, Inc. (“SGI”), successfully completed a private offering of $1,200.0 million in aggregate principal amount of new senior unsecured notes, which was comprised of $700.0 million of 7.000% senior unsecured notes due 2028 (the “2028 Notes”) and $500.0 million of 7.250% senior unsecured notes due 2029 (the “2029 Notes” and, together with the 2028 Notes, the “Notes”), each at an issue price of 100.000%.

The net proceeds of the Notes offering, together with cash on hand and borrowings under the existing revolving credit facility, will be used to redeem all $1,200 million of SGI’s outstanding 10.000% senior unsecured notes due 2022 (the “2022 Notes”), redeem all $244 million of SGI’s outstanding 6.250% senior subordinated notes due 2020 (the “2020 Notes”), pay accrued and unpaid interest thereon plus any related premiums, fees and expenses, and pay related fees and expenses of the Notes offering.

The Notes are guaranteed on a senior basis by Scientific Games and certain of its subsidiaries, and the Notes are not secured.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes are offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A and to non-U.S. Persons under Regulation S under the Securities Act.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor will there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Nothing in this press release should be construed as an offer to purchase, notice of redemption or repurchase or a solicitation of an offer to purchase any of the outstanding 2022 Notes or 2020 Notes. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Scientific Games

Scientific Games Corporation (NASDAQ: SGMS) is the world leader in offering customers a fully integrated portfolio of technology platforms, robust systems, engaging content and services. The Company is the global leader in technology-based gaming systems, digital real-money gaming and sports betting platforms, table games, table products and instant games, and a leader in products, services and content for gaming, lottery and social gaming markets. Scientific Games delivers what customers and players value most: trusted security, creative entertaining content, operating efficiencies and innovative technology. For more information, please visit www.scientificgames.com, which is updated regularly with financial and other information about the Company. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not part of, this document.

COMPANY CONTACTS

Investor Relations:
Michael Quartieri +1 702-532-7658
Executive Vice President and Chief Financial Officer

Media Relations:
Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

Forward-Looking Statements

In this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” “should,” “could,” “potential,” “opportunity,” “goal,” or similar terminology. These forward-looking statements include statements related to the terms, timing and completion of the offering of the Notes; the intended use of proceeds of the Notes offering; the completion of the redemption of the 2022 Notes; and the completion of the redemption of the 2020 Notes. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: the inability to consummate the potential refinancing transaction on the terms described herein or at all; the inability to otherwise reduce or refinance our indebtedness; and the risk that we will not use the proceeds in the manner anticipated.

Additional information regarding risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on February 28, 2019 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation and expressly disclaim any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

# # #